Exhibit 23.1

                       [LETTERHEAD OF BEDINGER & COMPANY]



Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520

September 26, 2005

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this Form SB-2 of our report dated February 2, 2005, relating to the financial statements of Padova (dba Execute Sports) for the years ended December 31, 2004 (Restated).


/s/ Bedinger & Company
Certified Public Accountants